UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2017

BroadSoft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
(Address of principal executive offices)
(301) 977-9440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers5.02
(e)
2016 Bonus Payments

On February 27, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BroadSoft, Inc. (“BroadSoft” or the “Company”) approved the payment of 2016 bonuses to the Company’s named executive officers, as set forth below, under the BroadSoft 2016 Executive Officer Bonus Plan (the “2016 Executive Bonus Plan”), as previously described in the Company’s Current Report on Form 8-K filed on March 7, 2016.

The Compensation Committee determined that the Company achieved (a) 97.49% of the revenue target, (b) 100% of the non-GAAP operating income target and (c) 96.31% of its 2016 strategic corporate objectives set forth in the BroadSoft 2016 Executive Bonus Plan. The Company exceeded the threshold amount for the revenue component and exceeded the target amount for the operating income target component of the 2016 Executive Bonus Plan. As a result, the Compensation Committee determined to award each of the named executive officers 98.01% of his target bonus for 2016, such that the following cash bonuses were earned and approved:

Name	2016 Executive Bonus Plan - Payment
Michael Tessler, President and Chief Executive Officer	$504,752
James A. Tholen, Chief Financial Officer	$259,727
Scott D. Hoffpauir, Chief Technology Officer	$259,727
Taher G. Behbehani, Chief Marketing Officer	$191,120

2017 Compensation

On February 27, 2017, the Compensation Committee approved compensation arrangements for the Company’s named executive officers for the year ending December 31, 2017. Compensation for the Company’s named executive officers in 2017 consists of the following: (a) base salaries, (b) target amounts for cash bonus awards under an executive incentive compensation plan adopted by the Compensation Committee (the “2017 Bonus Plan”), as further described below, and (c) long-term equity incentives in the form of grants of restricted stock units (“RSUs”) and performance stock units (“PSUs”), each awarded under the Company’s Amended and Restated 2009 Equity Incentive Plan.

As part of its annual review and consideration of executive compensation matters, the Compensation Committee engaged an independent third party compensation consultant to review overall compensation for BroadSoft’s named executive officers, in 2017.

Base Salaries - 2017

Effective as of April 1, 2017, base salaries of the Company’s named executive officers are as follows:

Name:                            Base Salary Effective as of April 1, 2017

Michael Tessler                        $547,040
James A. Tholen,                        $387,920
Scott D. Hoffpauir                    $387,920
Taher G. Behbehani                    $325,520

Target Annual Cash Bonus Awards - 2017; 2017 Bonus Plan

The Compensation Committee established target annual cash bonus awards for the Company’s named executive officers for the year ending December 31, 2017 as set forth in the table below, which will be awarded in accordance with the terms of the 2017 Bonus Plan. The Compensation Committee also approved the terms of the 2017 Bonus Plan, which terms are described below.

Name:                                    Total Annual Target Bonus

Michael Tessler                                $615,000
James A. Tholen                                $315,000
Scott D. Hoffpauir                            $315,000
Taher G. Behbehani                            $280,000

The three performance measure components of the 2017 Bonus Plan are described in more detail below:

Revenue Target

Except as described below, BroadSoft’s total consolidated revenue performance represents a 35% weighting of each executive officer’s annual target bonus amount. The attainment of revenues against a specified target will determine a payout percentage to be multiplied against the 35% weighting for the revenue component.

•	In the event BroadSoft’s revenue for the year equals 100% of its revenue target, the payout percentage for this component will be 100%.

•	In the event BroadSoft’s revenue for the year is approximately 93.75% of its revenue target, the payout percentage for this component will be 50%.

•	In the event BroadSoft’s revenue for the year is between approximately 93.75% and 100% of its revenue target, the payment percentage for this component will be adjusted linearly between 50% and 100%.

•	In the event BroadSoft’s revenue for the year is less than approximately 93.75% of its revenue target, the payout percentage for this component will be 0%.

•
In the event BroadSoft’s revenue for the year exceeds 100% of its revenue target, 5% of such revenue greater than such target revenue will be paid in bonuses to the Company’s executive officers and other officers, including the executive officers that are entitled to participate in the 2017 Bonus Plan, with the actual bonus per executive officer determined by the Compensation Committee.

Non-GAAP Operating Income Target

BroadSoft’s non-GAAP operating income performance represents a 35% weighting of each executive officer’s annual target bonus amount. For purposes of the 2017Bonus Plan, non-GAAP operating income is defined in the same manner as used by BroadSoft in its earnings releases. The attainment of non-GAAP operating income against a specified target will determine a payout percentage to be multiplied against the 35% weighting for the non-GAAP operating income component.

•	In the event BroadSoft’s non-GAAP operating income for the year equals 100% of its non-GAAP operating income target, the payout percentage for this component will be 100%.

•	In the event BroadSoft’s non-GAAP operating income for the year is approximately 92% of its non-GAAP operating income target, the payout percentage for this component will be 50%.

•
In the event BroadSoft’s non-GAAP operating income for the year is between approximately 92% and 100% of its non-GAAP operating income target, the payment percentage for this component will be adjusted linearly between 50% and 100%.

•	In the event BroadSoft’s non-GAAP operating income for the year is less than approximately 92% of its non-GAAP operating income target, the payout percentage for this component will be 0%.

For purposes of calculating both achievement of the revenue and non-GAAP operating income targets in the 2017 Bonus Plan, (a) any non-United States Dollar revenue will be converted to United States Dollars using the Company’s budgeted exchange rate set at the beginning of 2017, which currency exchange rate will not change during the year and (b) the financial impact from in-year acquisitions shall not be taken into consideration.

Corporate Strategic Objectives

The achievement of the five corporate strategic objectives as set forth in the 2017 Bonus Plan represents a 30% weighting of each executive officer’s annual target bonus amount. During the first quarter of 2018, the Compensation Committee will measure the achievement of these objectives for each of BroadSoft’s executive officers in 2017.

Equity Compensation
On February 27, 2017, the Compensation Committee also awarded the Company’s named executive officers the RSUs set forth in the table below (the “2017 RSUs”). The 2017 RSUs (a) will vest in equal quarterly installments over three years from the grant date so long as there is no break in such executive officer’s continuous service with the Company, (b) accelerate under certain circumstances and (c) are settled in shares of BroadSoft common stock.

Name:                                        Number of RSUs

Michael Tessler                                     78,490
James A. Tholen                                     42,799
Scott D. Hoffpauir                                 42,799
Taher G. Behbehani                                 28,154

Additionally, the Compensation Committee awarded PSUs to the Company’s named executive officers, as set forth in the table below (the “SaaS Performance PSUs”). The SaaS Performance PSUs are comprised of (a) PSUs subject to the Company’s SaaS revenue performance during 2017, 2018 and 2019 (the “Target PSUs”) and (b) PSUs for “overachievement” that may be earned by the grantee in 2020 if the Company’s SaaS revenue performance during 2019 exceeds the established overachievement target (the “Overachievement PSUs”).

The vesting for the Target PSUs shall be determined annually following the completion of the 2017, 2018 and 2019 calendar years based upon achievement of established threshold and target SaaS revenue goals for each of 2017, 2018 and 2019. The Compensation Committee shall determine whether the SaaS revenue goals have been satisfied for the applicable year, with such determination occurring by March 1 of the following calendar year (e.g., the determination for 2017 shall be made by March 1, 2018). If the Company achieves the threshold SaaS revenue goal for the applicable year, then one-third of 50% of the Target PSUs shall vest, and if the Company achieves the target SaaS revenue goal for such year, then one-third of the Target PSUs shall vest. If the Company exceeds the threshold SaaS revenue goal for the applicable year but achieves less than the target SaaS revenue goal for such year, then a pro-rata amount for such year shall vest. Notwithstanding the foregoing, the grantees have the opportunity to earn any unvested portion of the amount that could have been earned for 2017 if the Company achieves the applicable SaaS revenue goals for 2018 or 2019, and any unvested portion of the amount that could have been earned for 2018 if the Company achieves the applicable SaaS revenue goals for 2019.

If the Company achieves the overachievement SaaS revenue goal for 2019, then all of the Overachievement PSUs shall vest. If the Company exceeds the target SaaS revenue goal for 2019, but achieves less than the overachievement SaaS revenue goal for 2019, then a pro-rata amount of the Overachievement PSUs shall vest.

If a change in control occurs and the PSU awards are continued by the acquiror, then (i) the performance vesting conditions described above shall no longer apply and (ii) any unvested portion of the Target PSUs (but not the Overachievement PSUs) shall vest in installments in 2018, 2019 and 2020, as applicable, depending on the date of the change in control; provided, however, that if the grantee is terminated without “cause” (as such term is defined in the award agreement) on or within one year after the change in control or the grantee terminates for “good reason” (as such term is defined in the award agreement), where the “good reason” event occurs on or within one year after the change in control, then any unvested portion of the Target PSUs (but not the Overachievement PSUs) shall vest on the date of such termination.

In all cases, any unvested PSUs shall be forfeited upon any termination of the grantee’s continuous service with the Company (after giving effect to any applicable accelerated vesting, as described above).

Name	Target PSUs	Overachievement PSUs

Michael Tessler	34,037	33,168
James A. Tholen	17,705	17,278
Scott D. Hoffpauir	17,705	17,278
Taher G. Behbehani	7,301	7,301

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date:	March 3, 2017	By:	/s/ James A. Tholen
			Name:	Mary Ellen Seravalli
			Title:	Vice President and General Counsel